Exhibit 99.2
Gentiva Health Services, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Financial Data
     On February 28, 2006, the Company completed the acquisition of 100 percent of the equity interest of Healthfield, a leading provider of home healthcare, hospice and related services with approximately 130 locations primarily in eight southeastern states.
     The Company acquired Healthfield to strengthen and expand the Company’s presence in the Southeast United States, which has favorable demographic trends and includes important Certificate of Need states, diversify the Company’s business mix, provide a meaningful platform into hospice, as well as expansion into new business lines such as DME and infusion and expand its current specialty programs. See the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2006 for a consolidated balance sheet as of April 2, 2006 and see Note 5 – “Acquisitions” to the Company’s consolidated financial statements for Statement of Financial Accounting Standards No. 141 “Business Combination” disclosures, both of which give effect to the Company’s acquisition of Healthfield.
Pro Forma Results for the Quarter Ended April 2, 2006
     The following unaudited pro forma financial information presents the combined results of operations of the Company and Healthfield as if the acquisition had occurred at January 2, 2006, the beginning of the first quarter of fiscal 2006. The historical results of the Company for the first quarter of fiscal 2006 include the results of Healthfield for the period subsequent to the acquisition date of February 28, 2006. The pro forma results presented below for the quarter ended April 2, 2006 combine the results of the Company for such quarter and the historical results of Healthfield from January 1, 2006 through February 28, 2006. The information presented below is for illustrative purposes only and is not necessarily indicative of results that would have been achieved if the acquisition had occurred as of the beginning of the Company’s 2006 fiscal year.
Pro Forma Results for the Fiscal Year ended January 1, 2006
     The following unaudited pro forma financial information presents the combined results of operations of the Company and Healthfield as if the acquisition had occurred at January 3, 2005, the beginning of fiscal 2005. The information presented below is for illustrative purposes only and is not necessarily indicative of results that would have been achieved if the acquisition had occurred as of the beginning of the Company’s 2005 fiscal year.

GENTIVA PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE QUARTER ENDED APRIL 2, 2006
(In thousands, except per share amounts)
(Unaudited)

			COMBINED
	HISTORICAL	HISTORICAL	PRO FORMA		COMBINED
	GENTIVA	HEALTHFIELD (1)	ADJUSTMENTS		PRO FORMA

Net revenues	$243,240	$51,415	$(894	)(a)	$293,761
Cost of services sold	(143,295)	(27,365)	466	(a)	(170,194)
Selling, general and administrative expenses	(87,473)	(31,877)	13,646	(a),(f)	(105,704)
Depreciation and amortization	(2,973)	(1,061)	(202	)(b)	(4,236)

Operating income (loss)	9,499	(8,888)	13,016		13,627
Other, net	—	(1948)	2,023	(f)	75
Interest expense, net	(1,916)	(3,196)	(1,065	)(c)	(6,177)

Income (loss) before income taxes	7,583	(14,032)	13,974		7,525
Income tax (expense) benefit	(3,176)	1,769	(1,528	)(d)	(2,935)

Net income (loss)	$4,407	$(12,263)	$12,446		$4,590

Net income per common share:
Basic	$0.18				$0.17
Diluted	$0.17				$0.17

Weighted average shares outstanding:
Basic	24,516		2,001	(e)	26,517
Diluted	25,497		2,001	(e)	27,498

(1)	Information is derived from the unaudited results of operations for the two months ended February 28, 2006.
NOTES TO GENTIVA UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Income statement pro forma adjustments (in $000’s):
(a) Adjustment to reflect one less day of revenue and expense from operations as a result of Gentiva’s fiscal quarter having 91 days rather than the 92 days included in Healthfield’s fiscal quarter.
(b) Adjustment to reflect the reversal of Healthfield’s amortization of its existing intangible assets of $182 and recognize $384 of amortization of the new intangible assets recorded by Gentiva as a result of the Healthfield acquisition under the purchase method of accounting. The other intangible assets are estimated to be $15.9 million for tradenames and $10.7 million for customer relationships. These assets are being amortized using the straight-line method over their estimated useful lives of ten years. The balance of the purchase price has been allocated to certificates of need and goodwill, which are not amortized in accordance with the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” but will be subject to annual impairment tests.
(c) Adjustment to reflect the additional interest expense related to the debt used to fund the acquisition and refinance the acquired debt. The pro forma adjustment reflects the reversal of Healthfield’s interest expense related to the refinanced debt of $3,187 and recognizes interest expense of $4,112 on the new borrowings, as well as $140 of deferred debt issuance cost amortization.
The secured credit agreement includes a seven year term loan of $370 million repayable in quarterly installments of 1 percent per annum (with the remaining due at maturity on March 31, 2013) and a six-year revolving credit facility of $75 million, of which $55 million is available for the issuance of letters of credit and $10 million is available for swing loans. The interest rate is variable based on either the Base Rate, plus a margin, or the Eurodollar Rate, plus a margin. The adjustment for interest expense in the pro forma condensed consolidated statement of income reflects the interest rate that would currently be in effect based upon the terms of the credit agreement, which is 7.1 percent.
A hypothetical 0.125 percent change in short-term interest rates would result in an increase or decrease in interest expense of approximately $116 thousand per quarter, assuming a similar capital structure.
(d) Adjustment to reflect a combined federal and state tax rate of 39% on the pro forma adjustments.
(e) Adjustment to reflect the pro rata portion of the additional 3,194,137 shares of common stock issued in connection with the acquisition that were not included in the historical Gentiva weighted average shares outstanding.
(f) Adjustment to eliminate nonrecurring nonoperating expenses, related to severance, closing costs and related expenses incurred in connection with the acquisition of Healthfield by Gentiva.

GENTIVA PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE FISCAL YEAR ENDED JANUARY 1, 2006
(In thousands, except per share amounts)
(Unaudited)

			HEALTHFIELD
	HISTORICAL	HISTORICAL	PRO FORMA	PRO FORMA		COMBINED
	GENTIVA	HEALTHFIELD (1)	ADJUSTMENTS (2)	ADJUSTMENTS		PRO FORMA
Net revenues	$868,843	$269,007	$33,228	$(828	)(a)	$1,170,250
Cost of services sold	(542,093)	(134,246)	(13,515)	405	(a)	(689,449)
Selling, general and administrative expenses	(288,695)	(92,300)	(13,034)	289	(a)	(393,740)
Depreciation and amortization	(8,091)	(6,216)	(794)	27	(b)	(15,074)

Operating income	29,964	36,245	5,885	(108)		71,986
Non recurring expense(3)	—	(6,156)	—	—		(6,156)
Loss on debt extinguishment	—	(3,285)	3,285	—		—
Other, net	—	296	—	—		296
Interest income (expense), net	1,878	(15,265)	(2,912)	(9,793	)(c)	(26,092)

Income before income taxes	31,842	11,835	6,258	(9,901)		40,034
Income tax (expense) benefit	(8,477)	(4,462)	(2,406)	(268	) (d)	(15,613)

Net income	$23,365	$7,373	$3,852	$(10,169)		$24,421

Net income per common share:
Basic	$1.00					$0.92
Diluted	$0.94					$0.87

Weighted average shares outstanding:
Basic	23,267			3,194	(e)	26,461
Diluted	24,927			3,194	(e)	28,121

(1)	Information is derived from the audited consolidated statement of income for the year ended December 31, 2005.

(2)	Unaudited pro forma adjustments to reflect all business acquisitions made by Healthfield during 2005 as if they had been effective as of the beginning of the year.

(3)	Includes settlement costs and fees associated with legal and other assistance not in the ordinary course of business related to shareholder litigation.
NOTES TO GENTIVA UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Income statement pro forma adjustments (in 000’s):
(a) Adjustment to reflect one less day of revenue and expense from operations as a result of Gentiva’s fiscal year 2005 having 364 days rather than the 365 days included in Healthfield’s fiscal year.
(b) Adjustment to reflect the reversal of Healthfield’s amortization of its existing intangible assets of $2,683 and recognize $2,656 of amortization of the new intangible assets recorded by Gentiva as a result of the Healthfield acquisition under the purchase method of accounting. The other intangible assets are estimated to be $15.9 million for tradenames and $10.7 million for customer relationships. These assets are being amortized using the straight-line method over their estimated useful lives of ten years. The balance of the purchase price has been allocated to certificates of need and goodwill, which are not amortized in accordance with the provisions of the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, but will be subject to annual impairment tests.
(c) Adjustment to reflect the additional interest expense related to the debt used to fund the acquisition and refinance the acquired debt. The pro forma adjustment reflects the reversal of Healthfield’s interest expense related to the refinanced debt of $17,467 and recognizes interest expense of $26,270 on the new borrowings, as well as $990 of deferred debt issuance cost amortization. The secured credit agreement includes a seven year term loan of $370 million repayable in quarterly installments of 1 percent per annum (with the remaining due at maturity on March 31, 2013) and a six year revolving credit facility of $75 million, of which $55 million is available for the issuance of letters of credit and $10 million is available for swing loans. The interest rate is variable based on either the Base Rate, plus a margin, or the Eurodollar Rate, plus a margin. The adjustment for interest expense in the pro forma condensed consolidated statement of income reflects the interest rate that would currently be in effect based upon the terms of the credit agreement, which is 7.1 percent.
A hypothetical 0.125 percent change in short-term interest rates would result in an increase or decrease in interest expense of approximately $463 thousand per year, assuming a similar capital structure.
(d) Adjustment to reflect a combined federal and state tax rate of 39% on the pro forma adjustments.
(e) Adjustment to reflect the additional 3,194,137 shares of common stock issued in connection with the acquisition.